UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 19, 2004

KIMBALL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506

(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (812) 482-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2004 the Board of Directors (the "Board") of Kimball International, Inc. (the "Company") amended Article V: Directors, Section 1, of the By-laws of the Company.  The amendment, which is effective October 19, 2004, changed the number of members that the Board shall consist of to thirteen (13) members, twelve (12) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class.  Prior to the amendment, Article V, Section 1 provided that the Board consist of twelve (12) members, eleven (11) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class.  A copy of the Restated By-Laws of the Company, reflecting all amendments through October 19, 2004, is attached hereto as Exhibit 3(b).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3(b)  Restated By-laws of Kimball International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider

ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer, Treasurer

Date: October 19, 2004

Kimball International, Inc.
Exhibit Index

Exhibit No.	Description

3(b)	Restated By-laws of Kimball International, Inc.